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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                            -----------------------------

                                       FORM 8-A


                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                            -----------------------------


                           MERIDIAN INDUSTRIAL TRUST, INC.
                (Exact name of registrant as specified in its charter)



                   MARYLAND                               94-3224765
(State of Incorporation or organization) (I.R.S. Employer Identification Number)

           455 MARKET STREET, 17TH FLOOR                     94105
           SAN FRANCISCO, CALIFORNIA                       (Zip code)
   (Address of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class                    Name of Each Exchange on Which
     To be so Registered                    Each Class is to be Registered
     -------------------                    ------------------------------
Series D Cumulative Redeemable
Preferred Stock, $.001 Par Value             New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:  NONE


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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

           Reference is made to the information described under the heading "Description of Series D Preferred Shares" in the Registrant's Prospectus Supplement to Prospectus dated December 12, 1997 (Registration No. 333-24579) filed on June 26, 1998 with the Securities and Exchange Commission (the "Commission"), and under the heading "Description of Stock," subheading "Preferred Stock" in the Registrant's Prospectus dated December 12, 1997 (Registration No. 333-24579) with the Commission, which information hereby is incorporated herein by this reference.

ITEM 2.    EXHIBITS.

           3.1 The Company's Third Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-11, Registration No. 333-02322).

           3.2 Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1997).

           3.3 Amendment to Second Amended and Restated Bylaws adopted January 26, 1996 (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1997).

           3.4 Second Amendment to Second Amended and Restated Bylaws adopted September 17, 1997 (incorporated by reference to Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1997).

           3.5 Articles Supplementary classifying Series D Cumulative Redeemable Preferred Stock for the Company (incorporated by reference to Exhibit
3.1 to the Company's current report on Form 8-K filed with the Commission on June 26, 1998).


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                                      SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         MERIDIAN INDUSTRIAL TRUST, INC.



Date: June 30, 1998                      By:     /s/ Robert A. Dobbin
                                            -----------------------------------
                                         Name:  Robert A. Dobbin
                                         Title: General Counsel and Secretary



                                       -3-
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                                      EXHIBIT INDEX

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Exhibit                                                                                 Sequentially
Number                                 Description                                     Numbered Page
-------                                -----------                                     -------------
3.1        The Company's Third Amended and Restated Articles of Incorporation
           (incorporated by reference to Exhibit 3.1 to the Company's
           Registration Statement on Form S-11, Registration No. 333-02322).

3.2 Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1997).

3.3 Amendment to Second Amended and Restated Bylaws adopted January 26, 1996 (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the period ended September 30,
           1997).

3.4 Second Amendment to Second Amended and Restated Bylaws adopted September 17, 1997 (incorporated by reference to Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1997).

3.5 Articles Supplementary classifying Series D Cumulative Redeemable Preferred Stock for the Company (incorporated by reference to Exhibit 3.1 to the Company's current report on Form 8-K filed with the Commission on June 26, 1998).

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